UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    As a condition to the closing referenced in Item 8.01 below, we had to receive from the NYSE MKT a letter saying we had regained listing compliance with Section 1003(a) (i) and Section 1003(a) (iv) of the NYSY MKT’s Company Guide. We had received notice on April 20, 2012 from the NYSE MKT informing us that we were not in compliance with Section 1003(a)(iv) of the NYSE MKT’s continued listing standards due to financial impairment.  We also received notice on April 5, 2013 from the NYSE MKT informing us that we were not in compliance with Section 1003(a)(i) of the NYSE MKT’s continued listing standards due to having less than $2 million of stockholders’ equity as reported in our Form 10-K for the fiscal year ended December 31, 2012.  We had been granted extensions until October 20, 2013 to regain compliance with the Sections 1003(a)(i) and 1003(a)(iv) of the NYSE MKT listing standards.  Based on the closing of the offerings referenced in Item 8.01 below, and that we anticipate that our stockholders’ equity on a pro forma basis as of October 17, 2013 would be approximately $2.1 million and our cash and cash equivalents would be approximately $3.7 million, we received a notice from the NYSE MKT that we have resolved the continued listing deficiencies with respect to Sections 1003(a)(i) and 1003(a)(iv) of the NYSE MKT listing standards.

    A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

    The information contained in Item 8.01 is incorporated herein by reference.

The Series C-1 Stock (and the shares of common stock underlying the Series C-1 Preferred Stock) was sold pursuant to a prospectus supplement, filed on October 21, 2013, with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, to our effective shelf registration statement on Form S-3 (File No. 333-185737), which became effective on January 10, 2013.

The Series C-2 Preferred Stock and the warrants were sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.  The Series E Preferred Stock and the Series D Preferred Stock were sold in a transaction exempt from registration under the Securities Act of 1933, as amended in reliance on Section 3(a)(9) thereof.  None of the Series C-2 Preferred Stock or the warrants may be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Series C-2 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the warrants or any other securities of our company.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    On October 21, 2013, we filed a Certificate of Designation of Series C-1 Non-Voting Convertible Preferred Stock with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of the Series C-1 Preferred Stock. The Series C-1 Certificate of Designation is attached hereto as Exhibit 3.5 and is incorporated herein by reference.  On October 21, 2013, we also filed a Certificate of Designation of Series C-2 Non-Voting Convertible Preferred Stock with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of the Series C-2 Preferred Stock. The Series C-2 Certificate of Designation is attached hereto as Exhibit 3.6 and is incorporated herein by reference.  The Series C-1 Preferred Stock and Series C-2 Preferred Stock have identical rights, privileges and terms and are referred to collectively as the “Series C Stock.”  Each share of Series C Stock is convertible into 10 shares of our common stock at any time at the holder’s option at a conversion price of $1.00 per share.  However, the holder will be prohibited from converting Series C Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding.  In the event of our liquidation, dissolution, or winding up, holders of the Series C Stock will receive a payment equal to $10.00 per share of Series C Stock, subject to adjustment, before any proceeds are distributed to the holders of common stock.  Shares of the Series C Stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors, and will rank:

●	senior to all common stock;
●	senior to any class or series of capital stock hereafter created specifically by its terms junior to the Series C Stock;
●	on parity with our Series B Non-Voting Convertible Preferred Stock; and
●	junior to our Series D Non-Voting Convertible Preferred Stock and our Series E Non-Voting Convertible Preferred Stock;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

On October 21, 2013, we filed a Certificate of Designation of Series D Non-Voting Convertible Preferred Stock with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of the Series D Preferred Stock. The Series D Certificate of Designation is attached hereto as Exhibit 3.7 and is incorporated herein by reference. Each share of Series D Preferred Stock is convertible into 20 shares of our common stock (subject to adjustment as provided in the certificate of designation for the Series D Preferred Stock) at a per share price of $0.35 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series D Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding. In the event of our liquidation, dissolution or winding up, holders of Series D Preferred Stock will receive a payment equal to $7.00 per share of Series D Preferred Stock on parity with the payment of the liquidation preference due the Series E Preferred Stock, but before any proceeds are distributed to the holders of common stock, Series B Preferred Stock, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock. Shares of Series D Preferred Stock will receive a dividend of 9% per annum and are entitled to receive dividends on shares of the Series D Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.  The Series D Preferred Stock will rank:

●	senior to our common stock;
●	senior to any class or series of capital stock created after the issuance of the Series D Preferred Stock;
●	senior to the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock; and
●	on parity with the Series E Preferred Stock.

in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

On October 21, 2013, we filed a Certificate of Designation of Series E Non-Voting Convertible Preferred Stock with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of the Series E Preferred Stock. The Series E Certificate of Designation is attached hereto as Exhibit 3.8 and is incorporated herein by reference. Each share of Series E Preferred Stock is convertible into 20 shares of our common stock (subject to adjustment as provided in the certificate of designation for the Series E Preferred Stock) at a per share price of $0.82 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series E Preferred Stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding.  In the event of our liquidation, dissolution or winding up, holders of Series E Preferred Stock will receive a payment equal to $16.40 per share of Series E Preferred Stock on parity with the payment of the liquidation preference due the Series D Preferred Stock, but before any proceeds are distributed to the holders of common stock, Series B Preferred Stock, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock. Shares of Series E Preferred Stock will receive a dividend of 8% per annum and are entitled to receive dividends on shares of the Series E Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

The Series E Preferred Stock will rank:

●	senior to our common stock;
●	senior to any class or series of capital stock created after the issuance of the Series E Preferred Stock;
●	senior to the Series B Preferred Stock, the Series C-1 Preferred Stock and the Series C-2 Preferred Stock; and
●	on parity with the Series D Preferred Stock.

in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

In the event we issue any options, convertible securities or rights to purchase stock or other securities pro rata to the holders of common stock, then the holder of Series E Preferred Stock will be entitled to acquire, upon the same terms a pro rata amount of such stock or securities as if the Series E Preferred Stock had been converted to common stock.

The Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock all contain a prohibition on its respective conversion (in the case of the Series C-1 and Series C-2, in the aggregate for both series) if, as a result of such conversion, we would have issued in each case shares of our common stock in an aggregate amount equal to 3,190,221 shares, which is 20% of our shares of common stock outstanding on October 17, 2013, unless we have received the approval of our stockholders for such overage.

The foregoing descriptions of the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock are not complete and are qualified in their entirety by reference to the respective exhibits.

Item 8.01.	Other Events.

On October 22, 2013, we closed on the previously announced sale to existing institutional investors of 150,000 shares of Series C-1 Preferred Stock and 150,000 shares of Series C-2 Preferred Stock, together with warrants to purchase up to an aggregate of 1,500,000 shares of common stock, for aggregate gross proceeds of $3,000,000.  The net proceeds of the financing will be used for general corporate purposes, including the development and commercialization of Neutrolin®, and working capital and capital expenditures.  No underwriter or placement agent was used in the offerings.

As a condition to the closing, we had to receive from the NYSE MKT a letter saying we had regained listing compliance with Section 1003(a) (i) and Section 1003(a) (iv) of the NYSY MKT’s Company Guide.  See Item 3.01 above for a discussion of the receipt of that letter.

As an additional condition to the closing, we simultaneously exchanged a convertible note held by one of the investors in the principal amount of $400,000 for 57,400 shares of our Series D Preferred Stock and exchanged another convertible note held by the same investor in the principal amount of $750,000 for 53,537 shares of our Series E Preferred Stock.  We also issued 1,667 shares of our Series E Preferred Stock to the other investor in the offering.

  A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.5	Certificate of Designation of Series C-1 Non-Voting Convertible Preferred Stock of CorMedix Inc., filed with the Delaware Secretary of State on October 21, 2013.

3.6	Certificate of Designation of Series C-2 Non-Voting Convertible Preferred Stock of CorMedix Inc., filed with the Delaware Secretary of State on October 21, 2013.

3.7	Certificate of Designation of Series D Non-Voting Convertible Preferred Stock of CorMedix Inc., filed with the Delaware Secretary of State on October 21, 2013.

3.8	Certificate of Designation of Series E Non-Voting Convertible Preferred Stock of CorMedix Inc., filed with the Delaware Secretary of State on October 21, 2013.

99.1                      Press release dated October 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: October 23, 2013	By:	/s/ Randy Milby
Randy Milby
Chief Executive Officer